                                                                     EXHIBIT 3.7


                                                                  EXECUTION COPY




                   SFG MANAGEMENT LIMITED LIABILITY COMPANY

                    (A Delaware Limited Liability Company)



                         SECOND AMENDED AND RESTATED
                     LIMITED LIABILITY COMPANY AGREEMENT


                        Dated as of September 3, 1997



        THE LIMITED LIABILITY COMPANY INTERESTS REFERENCED HEREIN HAVE
           NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE PROVISIONS OF ANY STATE SECURITIES ACT




                 CERTAIN RESTRICTIONS ON TRANSFERS OF LIMITED
                LIABILITY COMPANY INTERESTS ARE SET FORTH HEREIN

                               TABLE OF CONTENTS


                                                                                                                     Page
ARTICLE I DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
       1.1       General Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
       1.2       Definitions for Provisions Requiring Prior Notice to Amend.  . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE II FORMATION OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
       2.1       Members  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
       2.2       Name and Formation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
       2.3       Principal Place of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
       2.4       Registered Office and Registered Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
       2.5       Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
       2.6       Purposes and Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
       2.7       Foreign Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
       2.8       Mergers, Consolidations and Conversions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
       2.9       No State Law Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
       2.10      Amended and Restated Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE III MANAGEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
       3.1       Management by Members. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
       3.2       Representative Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
       3.3       Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
       3.4       Conflicts of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE IV INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
       4.1       Liability of Representative or Officer of the Company for Certain Acts . . . . . . . . . . . . . . .  16
       4.2       Indemnification of Representative, Officer and Members of
                 the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE V MEETINGS OF REPRESENTATIVE COMMITTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
       5.1       Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
       5.2       Place of Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
       5.3       Notice of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
       5.4       Meetings of All Representatives  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
       5.5       Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
       5.6       Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
       5.7       Manner of Acting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
       5.8       Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
       5.9       Action by Representatives Without a Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
       5.10      Waiver of Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
       5.11      Conduct of Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE VI CONTRIBUTIONS TO CAPITAL AND CAPITAL ACCOUNTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
       6.1       Capital Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
       6.2       Capital Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
       6.3       Withdrawal of Members' Capital Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
       6.4       Liability of Members . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
       6.5       Membership Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
       6.6       Nature of Membership Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
       6.7       Deficit Capital Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE VII ALLOCATIONS, DISTRIBUTIONS, ELECTIONS AND REPORTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
       7.1       Allocations of Profits and Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
       7.2       Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
       7.3       Limitation Upon Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
       7.4       Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
       7.5       Accounting Principles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
       7.6       Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
       7.7       Competitively Sensitive Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
       7.8       Returns and Other Elections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
       7.9       Tax Matters Partner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
       7.10      Tax Classification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE VIII TRANSFERABILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
       8.1       Restrictions on Transfer of Membership Interest  . . . . . . . . . . . . . . . . . . . . . . . . . .  29
       8.2       Death, Dissolution or Incapacity of Member . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
       8.3       Assignees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
       8.4       Substituted and Additional Members . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
       8.5       Transfer Upon Exercise of Put Right in Southern Foods Group, L.P . . . . . . . . . . . . . . . . . .  32

ARTICLE IX DISSOLUTION AND TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
       9.1       Dissolution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
       9.2       Winding Up and Liquidation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
       9.3       Distributions in Kind  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
       9.4       Certificate of Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE X ARBITRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE XI MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
       11.1      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
       11.2      Waiver of Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
       11.3      Application of Delaware Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
       11.4      No Action for Partition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
       11.5      Headings and Sections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
       11.6      Amendment of Certificate of Formation and Agreement; Provisions Requiring Prior Notice to Amend  . .  38
       11.7      Numbers and Gender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
       11.8      Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
       11.9      Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
       11.10     Basis-Adjustment Election  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
       11.11     Execution of Agreement Constitutes Consent and Waiver. . . . . . . . . . . . . . . . . . . . . . . .  38
       11.12     Joinder of Meyer for Limited Purposes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39


SCHEDULE 1
APPENDIX

                         SECOND AMENDED AND RESTATED
                     LIMITED LIABILITY COMPANY AGREEMENT

                                      OF

                   SFG MANAGEMENT LIMITED LIABILITY COMPANY


         THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of SFG Management Limited Liability Company (the "Agreement"), dated as of September 3, 1997, to be effective as of 3:00 p.m. on September 3, 1997 (the "Effective Time"), is hereby duly adopted by the Members (as defined below), who agree to be bound hereby, as the limited liability company agreement of SFG Management Limited Liability Company, a Delaware limited liability company, which such Agreement shall amend, restate, replace and supersede all prior limited liability company agreements of SFG Management Limited Liability Company (the "Company").

                                R E C I T A L S

         WHEREAS, Mid-America Dairymen, Inc. ("Mid-Am") and Mid-Am Finance, Inc. ("Finance") entered into that certain Limited Liability Company Agreement dated December 19, 1994 ("Original Agreement") to form a Delaware limited liability company under the name SFG Management Limited Liability Company pursuant to which Mid-Am owned an 80% Membership Interest and Finance owned a 20% Membership Interest; and

         WHEREAS, the Certificate of Formation of the Company, dated as of December 16, 1994, was filed in the Office of the Secretary of State of the State of Delaware on December 19, 1994; and

         WHEREAS, the Company is the General Partner of Southern Foods Group, L.P. (the "Partnership"); and

         WHEREAS, on October 31, 1996, Allen A. Meyer ("Meyer") and Pete Schenkel ("Schenkel") each acquired a 10% Membership Interest from Finance and became substitute Members; and

         WHEREAS, Mid-Am, Schenkel and Meyer entered into that certain Amended and Restated Limited Liability Company Agreement as of January 1, 1997 (the "Amended and Restated Agreement") , pursuant to which Schenkel and Meyer made additional capital contributions to the Company, the result of which was that Mid-Am owned 50% of the Membership Interests and Schenkel and Meyer each own 25% of the Membership Interests; and

         WHEREAS, pursuant to an SFG Purchase Agreement dated June 19, 1997 between Schenkel and Meyer, Schenkel will purchase all of the existing Membership Interest of Meyer in the Company resulting in the respective Membership Interests of all Members being as is set forth on Schedule 1 hereto; and

         WHEREAS, as a result of the purchase by Schenkel of the Meyer Membership Interest (the "Ownership Change") and certain other transactions relating to the Company and the Partnership, the Members desire to amend and restate in its entirety the Amended and Restated Agreement;

         NOW, THEREFORE, for and in consideration of the mutual covenants contained in this Agreement, the Members agree to continue the business of the Company without dissolution for the purposes and on the terms and conditions set forth as follows:


                                   ARTICLE I
                                  DEFINITIONS

         1.1 General Definitions. Capitalized terms that are used in this Agreement and are defined in the Appendix shall have the meanings set forth for such terms in the Appendix. Terms that are defined in Section 1.2 shall have the meanings set forth for such terms in Section 1.2. The following terms used in this Agreement shall have the following meanings, unless otherwise expressly indicated:

                 "Act" shall mean the Delaware Limited Liability Company Act, as the same may be amended from time to time.

                 "Affiliate" means any Person directly or indirectly controlling, controlled by, or under common control with the Person in question; if the Person in question is a corporation, any executive officer or director of the Person in question or of any corporation directly or indirectly controlling the Person in question. As used in this definition of "Affiliate, " the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

                 "Amended and Restated Agreement" means the Amended and Restated Limited Liability Company Agreement of SFG Management Limited Liability Company dated as of January 1, 1997.

                 "Board of Representatives" or the "Representative Committee," which terms are used interchangeably, means the committee of the Representatives of the Members designated pursuant to Article III.

                 "Capital Account" means, with respect to any Member, the account maintained for such Member pursuant to Section 6.2 and the Appendix of this Agreement.

                 "Capital Contribution" means, as to any Member, the sum of all cash and the fair market value of any property (as specified in this Agreement, or, if not so specified, as determined by the Members) which has actually been paid or contributed to the Company by such Member.

                 "Certificate of Formation" has the meaning given that term in Sections 2.1 and 2.2 hereof.

                 "Code" means the Internal Revenue Code of 1986, as amended.

                 "Company" means SFG Management Limited Liability Company, a Delaware limited liability company.

                 "Disability" means the inability of Schenkel because of any physical or emotional illness to perform his duties as the President and Chief Executive Officer of the Company or the Partnership for more than 30 hours per week.

                 "Distributable Cash" means all cash, revenues and funds received by the Company, less the sum of the following to the extent paid or set aside by the Company: (i) all principal and interest payments on indebtedness of the Company and all other sums paid to lenders; (ii) all cash expenditures incurred incident to the normal operations of the Company's business; and (iii) such cash reserves as the Representative Committee deems reasonably necessary to the proper operation of the Company's business.

                 "Family Controlled Entity" has the meaning set forth for such term in the Partnership Agreement.

                 "Fiscal Year" means the Company's fiscal year, which shall be the calendar year.

                 "Initial Capital Contribution" means the contribution to the capital of the Company made by a Member pursuant to this Agreement, the Original Agreement, the Amended and Restated Agreement or any other agreement to obtain the Membership Interest of such Member set forth on Schedule 1 attached hereto.

                 "Member" means each Person designated as a Member on Schedule 1, attached hereto and hereby made a part hereof, any successor or successors to all or any part of any such Person's interest in the Company admitted as a Member of the Company in accordance with Section 8.4, or any additional Member admitted as a Member of the Company in accordance with Article VIII, each in its capacity as a Member of the Company, but does not include any Member who has ceased to be a Member of the Company. "Members" means all such Persons collectively in their capacity as Members of the Company.

                 "Membership Interest" means the percentage of limited liability company interest of a Member of the Company as set forth on
         Schedule 1 attached hereto.

                 "Original Agreement" means the original Limited Liability Company Agreement of SFG Management Limited Liability Company dated December 19, 1994.

                 "Partnership Agreement" means that certain Second Amended and Restated Agreement of Limited Partnership of Southern Foods Group, L.P., of even date herewith, as amended from time to time.

                 "Person" shall have the meaning given that term in the Act.

                 "Representative" shall have the meaning set forth in Section
         3.1 hereof.

                 "Representative Committee" or the "Board of Representatives," which terms are used interchangeably, means the committee of the Representatives of the Members designated pursuant to Article III.

                 "Terminating Capital Transaction" means a sale or other permanent disposition (including casualty or condemnation) of all or substantially all of the assets of the Company, or a dissolution of the Company, or both.

         1.2 Definitions for Provisions Requiring Prior Notice to Amend. The following terms used in the Provisions Requiring Prior Notice to Amend (as defined below) shall have the following meanings:

                 "Competitively Sensitive Information" means information that is not Public and could be used by a competitor or supplier to make production, pricing or marketing decisions, including but not limited to information relating to costs, capacity, distribution, marketing, supply, market territories, customer relationships, the terms of dealing with any particular customer (including the identity of individual customers and the quantity sold to any particular customer), and current and future prices, including discounts, slotting allowances, bids, or price lists. Information is presumptively not "Competitively Sensitive" if the information is aggregated on an entity-wide basis so long as the entity operates more than three (3) dairy processing plants or if the information is based on data that is more than six (6) months old. Information that would not be considered "Competitively Sensitive" includes, but is not limited to, aggregate entity-wide financial information (including monthly profit and loss statements, balance sheets, and statements of cash flow), aggregate customer information, and aggregate price information (including information on price trends).

                 "DOJ" means the United States Department of Justice.

                 "Independent Decisionmaker" means an individual, not an officer, director, employee, or agent of the Mid-Am Parties or the Company, the Partnership or any Member, and who is otherwise independent from the Mid-Am Parties, experienced in accounting and financial matters, that is designated by the Representative Committee to perform the assigned functions set forth in the Provisions Requiring Prior Notice to Amend.

                 "Mid-Am Parties" shall mean Mid-America Dairymen, Inc., its members, directors, officers, employees, subsidiaries, Affiliates (other than the Company, the Partnership, Schenkel and any other Person affiliated with Mid-Am only as a result of their relationship with the Company, the Partnership or Schenkel) and successors, and, as long as it is owned in whole or in part by Mid-America Dairymen, Inc., Mid-Am Capital, L.L.C., its subsidiaries, directors, officers, and/or employees; provided, however, that with respect to matters that relate to actions by the Members or Representatives, such term shall mean only those Mid-Am Parties that are Members or Representatives, as the case may be.

                 "Mid-Am Representatives" shall mean any Representatives appointed to the Representative Committee by the Mid-Am Parties.

                 "Packaged Pasteurized Milk" means pasteurized milk in final package form for beverage use as currently defined in 21 C.F.R.
         Section 131.110(a).

                 "Provisions Requiring Prior Notice to Amend" means the provisions of Sections 1.2, 3.3(d), 7.7, 8.1(c), 9.1(b) and 11.6(b).

                 "Public" information is information that has been quoted in a publication other than one authored by the Company or the Partnership, if it has been disclosed to the public (other than a customer or supplier of the Company or the Partnership by the Company or the Partnership) prior to disclosure to the Mid-Am Parties, or is disclosed to the public (other than a customer or supplier of the Company or the Partnership by the Company or the Partnership) at the same time it is disclosed to the Mid-Am Parties.


                                   ARTICLE II
                            FORMATION OF THE COMPANY

         2.1 Members. Upon the execution of this Agreement, and after the Ownership Change, Schenkel and Mid-Am (sometimes collectively referred to herein as "Members" and individually as a "Member") shall constitute the members of the Company. The parties hereto hereby amend, restate and replace the Amended and Restated Agreement pursuant to the provisions of the Act. The Certificate of Formation filed with respect to the Company is hereby adopted. In the event of any inconsistency between the Certificate of Formation and this Agreement, the terms of this Agreement shall govern, except to the extent such terms are inconsistent with the Act or jeopardize the tax classification of the Company as a partnership, in which events such terms shall be null and void ab initio.

         2.2 Name and Formation. The name of the Company is SFG Management Limited Liability Company. The Certificate of Formation was filed in the office of the Secretary of State of the State of Delaware on December 19, 1994. The Company was formed pursuant to the Certificate of Formation on December 19, 1994, under the terms of the Act.

         2.3 Principal Place of Business. The principal place of business of the Company shall be 3114 S. Haskell, Dallas, Texas 75223. The Company may locate its place(s) of business and registered office at any other place or places as may from time to time be deemed necessary or advisable by the Representative Committee, provided that the Representative Committee shall give written notice of the change to the Members within thirty (30) days after the effective date of the change, and if necessary, the Representative Committee shall amend the Certificate of Formation in accordance with the applicable requirements of the Act.

         2.4 Registered Office and Registered Agent. The Company's registered office shall be the office of the initial registered agent named in the Certificate of Formation or such other office selected by the Representative Committee from time to time. The registered agent of the Company is the initial registered agent named in the Certificate of Formation or another Person or Persons selected by the Representative Committee from time to time.

         2.5 Term. The term of the Company shall be until December 31, 2050 unless the Company is earlier dissolved in accordance with either the provisions of this Agreement or the Act.

         2.6 Purposes and Powers. The purposes and character of the business of the Company shall be to accomplish any or all lawful business for which limited liability companies may be organized under the Act. The Company shall have any and all powers which are necessary, proper, advisable, convenient or desirable to carry out the purposes and business of the Company, to the extent the same may be legally exercised by limited liability companies under the Act.

         2.7 Foreign Qualification. The Members shall cause the Company to comply, to the extent legally possible, with all requirements necessary to qualify the Company as a foreign limited liability company in each jurisdiction in which the Company conducts business. Each Member shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

         2.8 Mergers, Consolidations and Conversions. The Company may be a party to a merger, consolidation or conversion, subject to obtaining the required vote of the Representative Committee in compliance with Article III hereof.

         2.9 No State Law Partnership. The Members intend that the Company will be treated as a partnership for tax purposes and that each Member will be treated as a partner of a partnership for tax purposes, and that the Company will not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member be a partner or a joint venturer of any other Member, for any purposes other than tax purposes, and this Agreement may not be construed to suggest otherwise.

         2.10 Amended and Restated Agreement. This Agreement amends, restates, replaces and supersedes the Amended and Restated Agreement in its entirety. However, as provided in Section

7.2 hereof, the Members acknowledge certain obligations to Meyer under the Amended and Restated Agreement, which will be paid as provided in Section 7.2.

                                  ARTICLE III
                                   MANAGEMENT

         3.1     Management by Members.

                 (a) General. The business and affairs of the Company shall be managed by the Members (exclusively in their capacity as members) who shall be represented by and act through the Representative Committee.

                 (b) Duties and Obligations. Subject to Section 4.1, each person serving on the Representative Committee (a "Representative") and officer of the Company shall exercise such person's business judgment in managing the business, operations and affairs of the Company and the Partnership.

                 (c) No Authority of Members or Representatives to Bind Company. Unless authorized to do so by this Agreement or by the Representative Committee, no Member, Representative, agent or employee of the Company shall have any power or authority to bind the Company in any way.

         3.2     Representative Committee.

                 (a) Management. Any decisions to be made by the Members under the Act or this Agreement shall be made by the Representative Committee unless specifically provided otherwise. The participation and acts of each Representative of the Representative Committee shall be the participation and acts of the Member appointing such Representative and that Member shall be bound thereby.

                 (b) Decisions Reserved to Members. Notwithstanding the provisions of Section 3.2(a) or any other provisions herein to the contrary, the Representative Committee may not cause the Company to do any of the following actions without the unanimous agreement of all of the Members of the Company:

                          (i)     the sale, lease, transfer or other
                 disposition of all or substantially all of the Company's assets or business;

                          (ii)    any increase or decrease in the
                 capitalization of the Company;

                          (iii)   the admission of any new Member to the
                 Company;

                          (iv) the making of loans by or from the Company with any Member or any Affiliate of any Member;

                          (v)     any guarantee by the Company of any
                 indebtedness or other obligation of any kind of any Member or any Affiliate of a Member;

                          (vi)    the entry into, or any amendment or
                 modification or cancellation of, a management, service, or other agreement or contract between the Company and a Member or its Affiliates;

                          (vii) the making of a material tax election under the Code affecting the Company or its Members unless specifically allowed pursuant to the terms of this Agreement;

                          (viii)  the confession of a judgment by the Company;

                          (ix)    the filing of bankruptcy by the Company;

                          (x) the merger or consolidation of the Company or the conversion of the Company into another form of entity;

                          (xi) the offering of any securities or limited liability company interests to third parties by the Company;

                          (xii)   the liquidation or dissolution of the
                 Company;

                          (xiii) the delegation to an agent of the Company of the power to take any of the actions referred to in the foregoing clauses; and

                          (xiv) any amendment or modification of this Agreement or the Certificate of Formation.

                 (c) Designation and Appointment of Representatives. The Representative Committee shall consist of four individuals, two of whom shall be designated and appointed by Mid-Am and two of whom shall be designated and appointed by Schenkel. Each Representative that such Member has designated and appointed shall have one vote on all matters as to which such Representative is entitled to vote. Except as provided in Section 3.2(b), the Representatives shall in all respects relating to the Company represent and act on behalf of the Members.

                 (d)      General.

                          (i) Removal. Any Representative may be removed by the Member appointing such Representative at any time with or without cause.

                          (ii) Resignation. Any Representative may resign at any time by giving notice to the Member appointing such Representative with a copy to the President (hereinafter defined) and to the other Representatives on the Representative Committee. A Representative's resignation shall take effect at the time specified in the notice and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                          (iii) Vacancies. Any vacancy occurring in the Representative Committee shall be filled by the Member appointing the Representative causing such vacancy.

                          (iv) Meetings. Meetings of the Representative Committee shall be held in accordance with Article V.

                          (v) Reimbursement. The Representatives shall be entitled to receive reimbursement for reasonable
                 "out-of-pocket" expenses incurred in connection with their services to the Company.

                          (vi) Indemnification. The Company shall indemnify the Representatives to the extent set forth in Article IV.

         3.3     Officers.

                 (a) Election of Officers. The Company shall elect a chief executive officer, a president and chief operating officer, a vice president, a secretary and a treasurer for the Company. No officers need be a Member of the Company or a resident of Delaware. The Company shall have such other officers and agents as shall be deemed necessary, who shall be appointed for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Representative Committee. Any two or more offices may be held by the same person.

                          (i) Each officer of the Company shall hold office until his successor is chosen and is qualified in his stead or until his death or until his resignation or removal from office.

                          (ii) Any vacancy in any office because of death, resignation, removal or otherwise may be filled by such person as is elected or appointed by the Representative Committee.

                          (iii) The compensation of all officers and agents shall be fixed by the Representative Committee.

                 (b) Authority and Duties. The officers of the Company shall have the authority and shall exercise the powers and perform the duties specified below and as may be additionally specified by the Representative Committee or this Agreement (and in all cases where the duties of any officer are not prescribed by this Agreement or the Representative Committee, such officer shall follow the orders and instructions of the President):

                          (i) President and Chief Executive Officer. The President and Chief Executive Officer shall be the Chief Executive Officer of the Company and the Partnership and shall preside over the general and active operational matters of the business of the Company and the Partnership, and shall direct, manage and control the operational matters of the Company and the Partnership to the best of the President and Chief Executive Officer's ability. The President and Chief Executive Officer shall serve until resignation or dissolution and liquidation of the Company or removal by the Representative Committee. The President and Chief Executive Officer shall, subject to the provisions of Section 3.3(d), have full and complete authority, power and discretion to make any and all decisions and do any and all things that the President and Chief Executive Officer deems to be reasonably required in furtherance of the Company and the Partnership's business and objectives. Without limiting the generality of the foregoing, the President and Chief Executive Officer or such subordinate officer designated by the President and Chief Executive Officer, or any officer duly authorized by the Representative Committee shall have the power and authority on behalf of the Company:

                                  (A)      to purchase liability and other
                                           insurance to protect the Company and
                                           the Partnership's property and
                                           business;

                                  (B) to invest any Company or Partnership funds temporarily (by way of example but not limitation) in time deposits, short-term governmental obligations, commercial paper or other investments;

                                  (C)      to employ accountants, legal
                                           counsel, managing agents or other
                                           experts, employees or agents to
                                           perform services for the Company or
                                           the Partnership and to compensate
                                           them from Company or Partnership
                                           funds;

                                  (D)      to negotiate with employees and any
                                           labor union representing employees
                                           of the Company or the Partnership;
                                           and

                                  (E)      to carry out all orders and
                                           resolutions of the Representative
                                           Committee.

                          (ii) Vice President. The Vice President, unless otherwise determined by the Representative Committee, shall, in the absence or disability of the President and Chief Executive Officer, perform the duties and have the authority and exercise the powers of the President and Chief Executive Officer. He shall perform such other duties and have such other authority and powers as the Representative Committee may from time to time prescribe or as the President and Chief Executive Officer may from time to time delegate. There may be more than one Vice President as determined by the Representative Committee.

                          (iii) Secretary. The Secretary shall attend all meetings of the Representative Committee and Members and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for any committee, if requested. He shall give, or cause to be given, notice of the meetings of the Representative Committee and Members where such notices are required by this Agreement or the Act to be given. He shall be under the supervision of the President and Chief Executive Officer. He shall perform such other duties and have such other authority and powers as the Representative Committee may from time to time prescribe or as the President and Chief Executive Officer may from time to time delegate.

                          (iv) Treasurer. The Treasurer shall have the custody of the Company funds and shall keep full and accurate accounts of receipts and disbursements of the Company, and shall deposit all monies and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Representative Committee. He shall disburse the funds of the Company as may be ordered by the Representative Committee, taking proper vouchers for such disbursements, and shall render to the President and Chief Executive Officer and Representative Committee, at the regular meetings of the Representative Committee, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Company and the Partnership. If required by the Representative Committee, he shall give the Company and the Partnership a bond in such form, in such sum, and with such surety or sureties as shall be satisfactory to the Representative Committee for the faithful performance of the duties of his office and for the restoration to the Company and the Partnership, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money or other property of whatever kind in his possession or under his control belonging to the Company or the Partnership. He shall perform such other duties and have such other authority and powers as the Representative Committee may from time to time prescribe or as the President and Chief Executive Officer may from time to time delegate.

                          (v)     Required Officers.        The Representative
                 Committee shall not be required to fill the office of Vice President or to name any committee until, in the opinion of the Representative Committee, there is a need for such offices, committees, or any of them, to be filled.

                 (c) Execution of Contracts. Each of the President and Chief Executive Officer or such subordinate officer or officers designated by the President and Chief Executive Officer or any officer designated by the Representative Committee shall have the authority to execute on behalf of the Company and the Partnership all agreements, instruments and documents, including, without limitation, checks, drafts, notes and other negotiable instruments, mortgages, deeds of trusts, security agreements, financing statements, documents providing for the acquisition, mortgage or disposition of the Company or the Partnership's property, assignments, bills of sale, leases, partnership agreements and any other instruments or documents necessary to effectuate any actions which have been approved by the Members or the Representative Committee (if such actions require under the Act or this Agreement the approval of the Members or the Representative Committee) or by the President and Chief Executive Officer (if such actions do not require under the Act or this Agreement the approval of the Members or the Representative Committee).

                 (d)      Actions Requiring Representative Committee Approval.

                          (i) Notwithstanding any other provision of this Agreement (except for Section 3.3(d)(ii) below), and in addition to any other actions requiring Member or Representative Committee approval as provided herein or in the Act, the following actions on behalf of the Company shall require the approval of the Representative Committee, which approval shall be by the unanimous vote of the Representative
                 Committee:

                                  (A)      the incurrence of any indebtedness,
                                           making of any contract making of any
                                           capital expenditure or investment,
                                           the disposal or pledge of Company
                                           property or settlement of any claim
                                           or litigation in an amount in excess
                                           of $50,000, if not contemplated and
                                           approved by the Representative
                                           Committee unless in the President
                                           and Chief Executive Officer's
                                           reasonable good faith judgment any
                                           such cost must be incurred on an
                                           emergency basis to protect the
                                           properties or assets of the Company
                                           or the Partnership or any portion
                                           thereof from substantial loss, to
                                           preclude additional material
                                           expenditures or to avoid material
                                           liability;

                                  (B) any actions or approvals to be taken by the Company on behalf of the Partnership;

                                  (C)      the appointment or removal of any
                                           officer of the Company or the
                                           Partnership and the compensation of
                                           all officers and agents of the
                                           Company or the Partnership;

                                  (D)      the acquisition, expansion or
                                           disposal of facilities of the
                                           Company or the Partnership; and

                                  (E)      any other agreement which would
                                           substantially affect the operation
                                           of the Company or the Partnership.

                 Notwithstanding the preceding provisions of this subparagraph
                 (d)(i) to the contrary (but subject to Section 3.3(d)(ii)), the approval of the Representative Committee shall not be required with respect to any of the actions listed above if such actions have been approved by the unanimous agreement of the Members of the Company.

                          (ii) Notwithstanding any provision in this Agreement to the contrary, with respect to the matters specified in Section 3.3(d)(i) above, the Mid-Am
                 Representatives shall have the following rights or limitations on its rights.

                                  (A)      With respect to the matters
                                           specified in Section 3.3(d)(i)(A),
                                           the Mid-Am Representatives shall not
                                           have the right to vote on such
                                           matters except the Mid-Am
                                           Representatives shall have the right
                                           to vote on the settlement of any
                                           claim or litigation in an amount in
                                           excess of $50,000 and when another
                                           provision of this Section 3.3(d)(ii)
                                           expressly so permits.

                                  (B)      With respect to the matters
                                           specified in Section 3.3(d)(i)(B),
                                           the Mid-Am Representatives shall not
                                           have the right to vote on such
                                           matters unless another provision of
                                           this Section 3.3(d)(ii) expressly so
                                           permits.

                                  (C)      With respect to the matters
                                           specified in Section 3.3(d)(i)(C),
                                           the Representatives appointed by
                                           Schenkel will nominate officers of
                                           the Company and the Partnership.
                                           The Representatives appointed by
                                           Schenkel cannot nominate any member,
                                           director, officer or employee of the
                                           Mid-Am Parties to serve as an
                                           officer of the Company or the
                                           Partnership.  The Mid-Am
                                           Representatives will agree to vote
                                           for the appointment of any officer
                                           nominated by the Representatives
                                           appointed by Schenkel except the
                                           Mid-Am Representatives can withhold
                                           their consent if such nominee lacks
                                           management experience in (or
                                           relevant to) the dairy processing
                                           business or the specialized area for
                                           which he or she is to be appointed
                                           (e.g. financial management), or has
                                           been declared bankrupt, has been
                                           charged with or convicted of a
                                           felony, or has been held liable (or
                                           caused an employer to be held
                                           liable) for breach of fiduciary duty
                                           or fraud.  In addition, the
                                           Representatives appointed by
                                           Schenkel will recommend the
                                           compensation of all officers and
                                           agents of the Company and the
                                           Partnership and the Mid-Am
                                           Representatives will agree to vote
                                           for such compensation as recommended
                                           except the Mid-Am Representatives
                                           can withhold their consent if they
                                           can convince an Independent
                                           Decisionmaker, acting independently
                                           and using his or her own business
                                           judgment, that such compensation is
                                           not consistent with the past
                                           practices of the Company or is not
                                           reasonable and customary for the
                                           industry based on the Partnership's
                                           performance.

                                  (D)      With respect to the matters
                                           specified in Section 3.3(d)(i)(D),
                                           the Mid-Am Representatives may
                                           participate and vote on such
                                           matters, except that

                                           (1)    with respect to matters
                                                  relating to Pasteurized
                                                  Packaged Milk, the Mid-Am
                                                  Representatives shall not
                                                  participate in any vote or
                                                  other action regarding (a)
                                                  any budget detailing capital
                                                  expenditures relating to the
                                                  manufacture, packaging, sale
                                                  or distribution of
                                                  Pasteurized Packaged Milk by
                                                  the Partnership; or (b) any
                                                  capital expenditures relating
                                                  to the manufacture,
                                                  packaging, sale or
                                                  distribution by the
                                                  Partnership of Pasteurized
                                                  Packaged Milk for any item
                                                  that is part of a project
                                                  with a total cost of $3
                                                  million or less.  Should any
                                                  of the Mid-Am Representatives
                                                  disagree with a proposal for
                                                  any capital expenditure item
                                                  of the Partnership relating
                                                  to the manufacture,
                                                  packaging, sale or
                                                  distribution of Pasteurized
                                                  Packaged Milk with a total
                                                  project cost greater than $3
                                                  million, such Mid-Am
                                                  Representatives will vote in
                                                  favor of such capital
                                                  expenditure unless, prior to
                                                  such vote, they shall have
                                                  persuaded an Independent
                                                  Decisionmaker, acting
                                                  independently and using his
                                                  or her own business judgment,
                                                  that the capital expenditure
                                                  would not be a rational
                                                  business decision and would
                                                  threaten the ongoing
                                                  financial viability of the
                                                  Partnership.

                                           (2)    with respect to products other
                                                  than Pasteurized Packaged
                                                  Milk, the Mid-Am
                                                  Representatives shall not
                                                  vote upon or otherwise take
                                                  any action to disapprove (a)
                                                  any budget of the Partnership
                                                  detailing capital
                                                  expenditures relating to the
                                                  manufacture, packaging, sale
                                                  or distribution of products
                                                  other than Pasteurized
                                                  Packaged Milk; or (b) any
                                                  capital expenditures by the
                                                  Partnership with regards to
                                                  expenditures relating to the
                                                  manufacture, packaging, sale
                                                  or distribution of products
                                                  other than Pasteurized
                                                  Packaged Milk for any item
                                                  that is part of a project
                                                  with a total cost of $3
                                                  million or less.  Should any
                                                  of the Mid-Am Representatives
                                                  disagree with a proposal for
                                                  any capital expenditure item
                                                  of
                                                 the Partnership relating to the
                                                 manufacture, packaging, sale
                                                 or distribution of products
                                                 other than Pasteurized
                                                 Packaged Milk with a total
                                                 project cost greater than $3
                                                 million, any such Mid-Am
                                                 Representative will
                                                 nonetheless vote in favor of
                                                 such capital expenditure
                                                 unless, prior to said vote,
                                                 they shall have persuaded an
                                                 Independent Decisionmaker,
                                                 acting independently and
                                                 using his or her own business
                                                 judgment, that the
                                                 expenditure would not be a
                                                 rational business decision
                                                 for a company whose primary
                                                 business purpose is to
                                                 manufacture, promote, sell
                                                 and distribute products with
                                                 milk as their primary
                                                 ingredient.

                                        (3)      The Mid-Am Representatives
                                                 shall not participate in any
                                                 vote on or take any steps to
                                                 prevent or disapprove the
                                                 possible incurrence by the
                                                 Partnership of any new
                                                 indebtedness in connection
                                                 with the actions described in
                                                 (1) and (2) above; provided,
                                                 however, that the Mid-Am
                                                 Representatives shall vote to
                                                 approve such new indebtedness
                                                 to the extent required to
                                                 satisfy any requirements
                                                 imposed by a prospective
                                                 creditor or a creditor of the
                                                 Partnership, other than the
                                                 Mid-Am Parties. The Mid-Am
                                                 Parties shall cooperate with
                                                 the Company and the
                                                 Partnership in obtaining
                                                 financing for capital
                                                 expenditures, but shall not
                                                 be required to make an equity
                                                 contribution or loan to the
                                                 Partnership, to guarantee any
                                                 Partnership indebtedness, or
                                                 to otherwise finance any
                                                 capital expenditure other
                                                 than by the Partnership's own
                                                 credit.

                                  (E)      With respect to the matters
                                           specified in Section 3.3(d)(i)(E),
                                           the Mid-Am Representatives shall
                                           abstain from, and shall not have the
                                           right to vote on, such matters
                                           unless another provision of this
                                           Section 3.3(d)(ii) expressly so
                                           permits.

                 When the Mid-Am Representatives do not have rights with respect to the matters set forth in this Section 3.3(d)(ii),
                 (A) the Mid-Am Representatives shall abstain from voting on such action, (B) the Schenkel appointed Representatives shall have the exclusive right, power and authority to vote upon, and take, such action, and in such case the unanimous vote of the Schenkel appointed Representatives shall be deemed the unanimous vote of the Representative Committee and, (C) the Mid-Am Representatives shall be deemed to have participated in such action for purposes of Section 3.2.

                 (e)      General.

                          (i) Removal. Any officer may be removed at any time by the vote of the Representative Committee whenever in the Representative Committee's best judgment the best interests of the Company or the Partnership will be served thereby, but such removal will be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not in itself create contract rights.

                          (ii) Resignation. Any officer may resign at any time, subject to the rights or obligations under any existing contracts between the officer and the Company or the Partnership, by giving written notice to the President and Chief Executive Officer or the Representative Committee. An officer's resignation shall take effect at the time specified in the notice, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                          (iii) Vacancies. A vacancy in any office, however occurring, may be filled by the Representative Committee as provided in Section 3.3(d) for the unexpired portion of the term.

                          (iv) Indemnification. The Company shall indemnify the officers to the extent set forth in Article IV.

         3.4 Conflicts of Interest. Subject to the other express provisions of this Agreement, each Member of the Company at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including one in competition with the Company, with no obligation to offer the Company or any other Member the right to participate therein. Each Member shall promptly give notice to all other Members of any business in which such Member engages which competes or may compete with the business conducted by the Company. The Company may transact business with any Member, or affiliate thereof, provided the terms of those transactions are not materially less favorable than those the Company would obtain from unrelated third parties.


                                   ARTICLE IV

                                INDEMNIFICATION

         4.1 Liability of Representative or Officer of the Company for Certain Acts. Each Representative and officer of the Company shall exercise such person's business judgment in managing the business, operations and affairs of the Company and the Partnership. Absent fraud, deceit, gross negligence, willful misconduct or a wrongful taking, neither a Representative nor an officer of the Company or the Partnership shall be liable or obligated to the Members or to the Company or the Partnership for any mistake of fact or judgment, for the doing of any act, or for the failure to do any act in conducting the business, operations and affairs of the Company or the Partnership which may cause or result in any loss or damage to the Company or its Members or to the Partnership. No Representative or officer of the Company or the Partnership guarantees the return of the Members' capital contributions or a profit for the Members from the operations of the Company or the Partnership. No Representative or officer of the Company or the Partnership shall be responsible to any Member because of a loss of such Member's investment, unless the loss shall have been the result of the Representative's or officer's fraud, deceit, gross negligence, willful misconduct or a wrongful taking. Neither the Representatives nor officers of the Company or the Partnership shall be jointly and severally liable for fraud, deceit, gross negligence, willful misconduct or wrongful taking by another person, but each such person shall only be liable for such person's own actions and omissions.

         4.2 Indemnification of Representative, Officer and Members of the Company.

                 (a) Right to Indemnification. The Company shall indemnify, to the fullest extent permitted by law (including without limitation in circumstances in which, in the absence of this Section 4.2(a), indemnification would be discretionary under the laws of Delaware or limited or subject to particular standards of conduct under such laws) each Representative, Member of the Company and officer of the Company or the Partnership against all costs, expenses and liability, including reasonable attorneys' fees, incurred in connection with, relating to or as a result of any action, suit or proceeding to which a Representative, Member of the Company or officer of the Company or the Partnership may be involved or made a party by reason of being or having been a Representative, Member of the Company, or an officer of the Company or the Partnership or while a Representative, or an officer of the Company or the Partnership is or was serving at the request of the Company as a manager, director, officer, partner, trustee, employee, fiduciary or agent of any other domestic or foreign limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise.

                 (b) Advancement of Expenses. In the event of any action, suit or proceeding in which a Representative, Member of the Company or officer of the Company or the Partnership is involved or which may give rise to a right of indemnification under Section 4.2(a), following written request to the Company by the Representative, Member of the Company, or officer of the Company or the Partnership, the Company shall pay to such Representative, officer or Member, to the fullest extent permitted by law (including without limitation in circumstances in which, in the absence of this Section 4.2(b), advancement of expenses would be discretionary under the laws of Delaware or limited or subject to particular standards of conduct under such laws), amounts to cover expenses incurred by the Representative, officer or Member in, relating to or as a result of such action, suit or proceeding in advance of its final disposition.

                 (c) Settlements. The Company shall not be liable under this Section 4.2 for any amounts paid in settlement of any action, suit or proceeding effected without the approval of the Representative Committee. The Company shall not settle any action, suit or proceeding in any manner that would impose any penalty or limitation on a Representative, officer or Member of the Company, or officer of the Company or the Partnership without the Representative, officer or Member's written consent. Consent to a proposed settlement of any action, suit or proceeding shall not be unreasonably withheld by the Representative Committee.

                 (d) Liability Insurance. The Company may purchase and maintain insurance on behalf of any Person who is or was a Representative, Member of the Company or officer of the Company or the Partnership or who is or was serving at the request of the Company as a manager, director, officer, partner, trustee, employee, fiduciary or agent of any other domestic or foreign limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise against any liability asserted against and incurred by a Representative, Member of the Company or officer of the Company or the Partnership in any such capacity or arising out of a Representative, officer or Member's status as such, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of this Section. Any such insurance may be procured from any insurance company designated by the Representative Committee, whether such insurance company is formed under the laws of Delaware or any other jurisdiction of the United States or elsewhere.

                 (e) Other Rights and Remedies. The rights to indemnification and advancement of expenses provided in this Section shall be in addition to any other rights a Representative, Member of the Company or officer of the Company or the Partnership may have or hereafter acquire under any law, provision of the Certificate of Formation, any other or further provision of this Agreement, vote of the Representative Committee, agreement or otherwise. The Company shall have the right, but shall not be obligated, to indemnify or advance expenses to any employee or agent of the Company in accordance with and to the fullest extent permitted by law.

                 (f) Applicability Effect. The rights to indemnification and advancement of expenses provided in this Section shall be applicable to acts or omissions that occurred prior to the adoption of this Section, shall continue as to any Representative, Member of the Company or officer of the Company or the Partnership during the period such Representative, officer or Member serves in any one or more of the capacities covered by this Section, shall continue thereafter so long as the Representative, officer or Member may be subject to any possible action, suit or proceeding by reason of the fact that the Representative, officer or Member served in any one or more of the capacities covered by this Section, and shall inure to the benefit of the estate and personal representatives of each such person. Any repeal or modification of this Section or of any provision hereof shall not affect any rights or obligations then existing. All rights to indemnification under this Section shall be deemed to be provided by a contract between the Company and each Representative, Member of the Company or officer of the Company or the Partnership.

                 (g) Limitation on Members' Liability. The indemnification provided for in this Section shall in no event cause the Members to incur any liability beyond their Capital Contributions, their share of any undistributed profits of the Company, their payment obligations provided for herein and their obligations to repay funds wrongfully distributed to them, nor shall it result in any liability of the Members to any third party, except as required by the Act.


                                   ARTICLE V

                      MEETINGS OF REPRESENTATIVE COMMITTEE

         5.1 Meetings. Meetings of the Representative Committee may be called for any purpose, unless otherwise prescribed by statute, by the Chief Executive Officer, the President and Chief Operating Officer, any two Representatives or by any Member holding at least ten percent (10%) of the outstanding interest in the Company.

         5.2 Place of Meetings. The Representatives may designate any place, either within or outside the State of Texas, as the place of meeting for meetings. If no designation is made, the place of meeting shall be the principal office of the Company in the State of Texas. Representatives may participate in such meetings by means of conference telephone and similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting as provided herein shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         5.3 Notice of Meetings. The Chief Executive Officer, the President and Chief Operating Officer or the Person(s) calling the meeting shall cause written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose for which the meeting is called to be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each Representative entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to the Representative at such Representative's business address as set forth in the records of the Company, with postage prepaid. If a meeting is adjourned to another place or time, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Representative entitled to vote at the meeting.

         5.4     Meetings of All Representatives.  If all of the
Representatives shall meet at any time and place, either within or outside of the State of Texas, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and any action taken at such meeting shall be lawful.

         5.5 Record Date. For the purpose of determining Representatives who are entitled to notice of or to vote at any meeting of the Representative Committee or any adjournment thereof, or Members entitled to receive payment of any distribution, or in order to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the action declaring such distribution is adopted or the date on which the action requiring such other determination is taken, as the case may be, shall be the record date for such determination. When a determination of Representatives who are entitled to vote at any meeting of the Representative Committee has been made as provided in this Section, such determination shall apply to any adjournment thereof. Notwithstanding the foregoing provisions of this Section, the record date for determining Representatives who are entitled to take action without a meeting pursuant to Section 5.9 shall be the date specified in such Section.

         5.6 Quorum. A quorum shall consist of at least one Representative designated by each Member; provided that in the event of a quorum not being present, such meeting shall be adjourned to a date fourteen days after the date of such meeting but at the same time and location and any Representatives then in attendance shall be deemed to be a quorum.

         5.7 Manner of Acting. If a quorum is present, except as provided in Section 3.3(d)(ii), the unanimous vote of the Representatives entitled to vote on the subject matter shall be the act of the Members.

         5.8 Proxies. At any meeting of the Representative Committee, a Representative may vote in person or by proxy executed in writing by the Representative or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Chief Executive Officer or the President and Chief Operating Officer before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

         5.9 Action by Representatives Without a Meeting. Action required or permitted to be taken at a meeting of the Representative Committee may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each Representative entitled to vote. Such consent(s) shall have the same force and effect as a unanimous vote of the Representatives and may be stated as such in any document. Action taken under this Section is effective when all Representatives entitled to vote have signed the consent, unless the consent specifies a different effective date. The record date for determining Representatives entitled to take action without a meeting shall be the date the first Representative signs a written consent. All consents signed pursuant to this Section shall be delivered to the Secretary for inclusion in the minutes or for filing with the Company's records.

         5.10 Waiver of Notice. When any notice is required to be given to any Representative, a waiver thereof in writing signed by the Person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice. By attending a meeting, a
Representative: (a) waives objection to lack of notice or defective notice of such meeting unless the Representative, at the beginning of the meeting, objects to the holding of the meeting or the transaction of business at the meeting, and (b) waives objection to consideration at such meeting of a particular matter not within the purpose or purposes described in the notice of such meeting unless the Representative objects to considering the matter when it is presented.

         5.11 Conduct of Meetings. All meetings of the Representative Committee shall be presided over by the chairman of the meeting, who shall be a Representative designated by unanimous agreement of the Representatives. The chairman of any meeting of the Representative Committee shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seemed to him in order.


                                   ARTICLE VI
                 CONTRIBUTIONS TO CAPITAL AND CAPITAL ACCOUNTS

         6.1     Capital Contributions.

                 (a) Initial Capital Contribution. Each of the Members previously made an Initial Capital Contribution. No Member shall be obligated to make any Capital Contribution beyond its Initial Capital Contribution unless otherwise specifically required by the Act or this Agreement.

                 (b) Additional Capital Contributions. If at any time the Representative Committee determines that the Company has insufficient funds to carry out the purposes of the Company, the Representative Committee may, but only on the unanimous agreement of the Members, request additional contributions to the capital of the Company on such terms, conditions and provisions as may be unanimously agreed upon by all the Members.

                 (c) Interest on Capital Contribution. No Member shall be paid interest on any Capital Contribution to the Company.

                 (d) No Benefit Conferred Upon Creditors. The provisions of this Section 6.1 are intended solely to benefit the Members and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor shall be a third party beneficiary of this Agreement), and no Member shall have any duty or obligation to any creditor of the Company to make any additional Capital Contributions to the Company.

         6.2 Capital Accounts. A separate Capital Account will be maintained for each Member in accordance with the Appendix attached hereto.

         6.3     Withdrawal of Members' Capital Contributions.

                 (a) A Member shall not receive out of the Company's property any part of its Capital Contributions until all liabilities of the Company, except the liabilities to Members on account of their Capital Contributions, have been paid or there remains property of the Company sufficient to pay such liabilities.

                 (b) No Member shall have the right to withdraw all or any part of its Capital Contribution, except as may be otherwise specifically provided in this Agreement. Under circumstances involving a return of any Capital Contributions, no Member shall have the right to receive property other than cash.

                 (c) No Member shall have priority over any other Member, either as to the return of Capital Contributions or as to profits, losses or distributions; provided that this subsection shall not apply to loans (as distinguished from Capital Contributions) which a Member has made to the Company.

         6.4 Liability of Members. Except as required by the Act, no Member shall be liable for the debts, liabilities or obligations of the Company beyond its respective Capital Contribution obligations pursuant to Section 6.1 hereof.

         6.5 Membership Interests. The Membership Interest of each Member is set forth opposite his or its respective name on Schedule 1 attached hereto.

         6.6 Nature of Membership Interest. A Membership Interest is personal property. A Member shall have no interest in specific property of the Company.

         6.7 Deficit Capital Accounts. No Member will be required to pay to the Company, to any other Member, or to any third party any deficit balance which may exist from time to time in the Member's Capital Account.


                                  ARTICLE VII
               ALLOCATIONS, DISTRIBUTIONS, ELECTIONS AND REPORTS

         7.1 Allocations of Profits and Losses. The Net Profits of the Company and any Net Losses shall be allocated among the Members in accordance with the provisions of the Appendix hereto.

         7.2     Distributions.   Except as otherwise required by this Section
7.2, Section 7.3 and Article IX, all distributions of any nature whatsoever, including, without limitation, partial returns of capital, profit distributions, refinancing proceeds and liquidating distributions, shall be made solely to the Members in proportion to their respective Membership Interests as set forth on Schedule 1 attached hereto.

                 (a) Any distribution received from Southern Foods Group, L.P. (a "Southern Foods Distribution") that is made for the purpose of providing funds to enable Meyer or Schenkel or any transferees of Schenkel to pay SFG Income Taxes, as hereinafter defined, shall be immediately distributed by the Company to the party or parties for whom the Southern Foods Distribution is made, as designated by Southern Foods Group, L.P. "SFG Income Taxes" means income taxes payable with respect to an allocable share of the income, gains, losses and deductions of the Company since its inception realized by the Company in its capacity as a Partner in Southern Foods Group, L.P. as a result of the Company being taxable on an allocable share of the income, gains, losses and deductions of Southern Foods Group, L.P.

                 (b) Distributable Cash in an amount equal to the amount specified in Sections 7.2(b)(i) shall be distributed to the Members in accordance with the provisions of this Section 7.2, at least five days before the Members or their Flow-Through Owners, as hereinafter defined, are required to pay their estimated and final federal, state and local income taxes on the income of the Company allocated to the Members. In addition, the Representative Committee, in its discretion, may authorize the distribution of additional amounts of Distributable Cash to the Members in an amount equal to the amount specified in Sections 7.2(b)(ii) and (iii). Notwithstanding the foregoing, no distribution of the Distributable Cash of the Company shall be made if and to the extent that after the distribution is made the liabilities of the Company, excluding the Company's liability to the Members for their Capital Contributions, shall exceed the fair market value of the assets of the Company. Subject to Article IX below, Distributable Cash required or authorized to be distributed shall be distributed among the Members in the following order of priority:

                          (i) First, Distributable Cash for each Fiscal Year or other taxable period shall be distributed among the Members (the "Required Distribution Amount") until each of the Members have received a distribution in an amount equal to the greater of: (1) the combined federal, state and local income tax on the amount of such Member's Total Taxable Income, as hereinafter defined, for such period, which combined federal, state and local income tax shall be calculated using the highest combined tax rates for individuals under federal, state and local laws after taking into account any deductibility of such taxes on any other tax return; or (2) the combined federal alternative minimum tax (as imposed by Sections 55 through 59 of the Code or the subsequent equivalent of such provisions) on the amount of such Member's federal alternative minimum taxable income and applicable state and local income tax on the amount of state and/or local taxable income or state alternative minimum taxable income, as applicable to individuals, on the amount of such Member's Total Taxable Income for such period, which combined federal alternative minimum tax and state and local income tax shall be calculated using the highest combined federal alternative minimum tax rate and either state and/or local alternative minimum tax rates or state and/or local income tax rates, as applicable to individuals, after taking into account any deductibility of such taxes on any other tax return.

                                  (A)      In the event Distributable Cash is
                                           insufficient to satisfy the Required
                                           Distribution Amount for a year, such
                                           deficiency shall be satisfied as
                                           soon thereafter as Distributable
                                           Cash is available.

                                  (B)      For purposes of this Agreement,
                                           "Total Taxable Income" means the net
                                           amount of taxable income allocated
                                           to a Member for such period pursuant
                                           to Articles VII and IX as modified
                                           by the Appendix hereto, including
                                           without limitation the allocation to
                                           such Member of all items of Company
                                           income, gains, deductions and losses
                                           required to be separately stated and
                                           allocated among the Members for
                                           income tax purposes.  For purposes of
                                           this Section 7.2(b)(i), the
                                           Company's Total Taxable Income and
                                           alternative minimum taxable income
                                           shall be determined by excluding
                                           from Company income the Company's
                                           allocable share of items of income,
                                           gain, loss, and deduction of
                                           Southern Foods Group, L.P.

                                  (C)      For all periods from and after the
                                           inception of the Company, the amount
                                           of the aggregate distribution made
                                           under this Section 7.2(b)(i) (or the
                                           substantial equivalent of such
                                           provision in the Amended and
                                           Restated Agreement) to a Member for
                                           each year shall be appropriately
                                           adjusted in the current year or in
                                           future years, regardless of whether
                                           such Member is then a Member in the
                                           Company (by making additional
                                           mandatory distributions to such
                                           Member in the case of tax increases
                                           or by reducing future distributions
                                           to such Member under this Section
                                           7.2(b)(i) in the case of tax
                                           decreases) to reflect any
                                           adjustments in income tax
                                           liabilities as a result of
                                           adjustments made for any reason to
                                           any items of income, gain, loss,
                                           deduction or credit of the Company
                                           that are included in the Company's
                                           Total Taxable Income or alternative
                                           minimum taxable income.  Except as
                                           otherwise provided herein, mandatory
                                           distributions shall also be made
                                           under this Section 7.2(b)(i) to
                                           reimburse each Member for any
                                           interest expense, penalties or other
                                           additions to tax  incurred by such
                                           Member as a result of such
                                           adjustments.

                                  (D) Mid-Am acknowledges that, because of the terms of agreed financing arrangements applicable to Southern Foods Group, L.P., Mid-Am will not receive distributions under Section 7.2(a) hereof so long as such financing arrangements are in place. Mid-Am likewise acknowledges and agrees that distributions will be made to Mid-Am under this Section 7.2(b)(i) only to the extent of income taxes on Mid-Am's allocable share of Total Taxable Income.

                                  (E)      Pursuant to the provisions of
                                           Section 7.2(a), the Company is
                                           expected to receive a Southern Foods
                                           Distribution on or before September
                                           15, 1997 with respect to 1997 income
                                           taxable to Meyer and Schenkel for
                                           the period ending on the sale of
                                           Meyer's interest to Schenkel which
                                           will be re-distributed to such
                                           individuals, and additional Southern
                                           Foods Distributions with respect to
                                           income taxable to Schenkel for the
                                           remainder of 1997.  In addition,
                                           Meyer and Schenkel shall be entitled
                                           to receive distributions under this
                                           Section 7.2(b)(i)
                                           with respect to their respective
                                           allocable shares of Total Taxable
                                           Income or alternative minimum
                                           taxable income, as applicable, for
                                           1997.

                                  (F) The intent of this Section 7.2(b)(i) is that, for Meyer and Schenkel and any transferees of Schenkel (the "Eligible Members"), each such Eligible Member have received and shall receive distributions under Sections 7.2(a) and 7.2(b)(i) as necessary to fully reimburse such Eligible Member or its Flow- Through Owners, as hereinafter defined, for all Income Taxes, as hereinafter defined, incurred as a result of such Eligible Member or its
                                           Flow-Through Owners being required
                                           to report, and pay with respect to,
                                           his, her or its allocable share of
                                           the items of income, gain, loss,
                                           deduction and credit of the Company,
                                           from and after the inception of the
                                           Company, regardless of whether such
                                           Income Taxes result from paying
                                           estimated Income Taxes, or from
                                           paying Income Taxes as a result of
                                           filing income tax returns or other
                                           reports or amending such returns or
                                           reports, or whether such Income
                                           Taxes are incurred pursuant to
                                           examinations or audits of such
                                           returns or reports by any tax
                                           authority.  The provisions of this
                                           Section 7.2(b)(i) shall be
                                           interpreted consistent with the
                                           foregoing stated intent; provided,
                                           that, with respect to Income Taxes
                                           payable by Eligible Members or their
                                           Flow-Through Owners with respect to
                                           their allocable shares of items of
                                           income, gain, loss and deduction of
                                           Southern Foods Group, L.P., the
                                           Company's responsibility shall be
                                           limited to distributing such
                                           Southern Foods Tax Distributions as
                                           it may receive from time to time.

                                  (G)      In the event an entity taxable as a
                                           corporation shall become an Eligible
                                           Member or a Flow-Through Owner, the
                                           amount and timing of the
                                           distributions under this Section
                                           7.2(b)(i) shall be appropriately
                                           adjusted to reflect its status as a
                                           corporation subject to income tax.

                                  (H)      In the event that a self-employment
                                           tax or similar tax is imposed on a
                                           Member or any of its Flow-Through
                                           Owners with respect to such tax
                                           constitutes an income tax and
                                           Member's Total Taxable Income
                                           alternative taxable income or other
                                           measure based in whole or in part on
                                           such Member's allocable share of the
                                           Company's net income, the tax rate
                                           applicable to such self-employment
                                           or similar tax shall be added to,
                                           and treated as a constituent part
                                           of, the income tax
                                           rate (and, if applicable, the
                                           alternative minimum tax rate) of the
                                           applicable taxing jurisdiction.

                                  (I)      As used in this Section 7.2, the
                                           term "Flow-Through Owner" of a
                                           Member means the direct or indirect
                                           owner of an interest in a Member
                                           that is taxable on such Member's
                                           share of the various items of
                                           taxable income or loss or
                                           alternative minimum taxable income
                                           or loss of the Company by reason of
                                           owning a direct or indirect interest
                                           in the Company through one or more S
                                           corporations or entities taxed as
                                           partnerships for federal income tax
                                           purposes, and the term "Income
                                           Taxes" means all federal, state,
                                           local, foreign and other net income
                                           taxes, fees, assessments or charges
                                           of any kind whatever, together with
                                           any interest and any penalties,
                                           additions to tax or additional
                                           amounts with respect thereto.

                          (ii) Next, Distributable Cash may be distributed to the Members in an amount equal to the excess, if any, of
                 (1) the Total Taxable Income allocated to the Members for all years, over (2) the sum of all prior distributions to the Members pursuant to this Section 7.2 (such excess, the "Undistributed Member Return"). If Distributable Cash is insufficient to pay each Member an amount equal to the Undistributed Member Return due each Member, then Distributable Cash shall be distributed proportionally to each Member based on the proportion that the Undistributed Member Return bears to the aggregate Undistributed Member Return due all Members.

                          (iii) The balance, if any, of Distributable Cash may be distributed to the Members in proportion to their respective Membership Interests as set forth on Schedule 1 attached hereto if the Representative Committee authorizes such a distribution.

                 Provided, however, except for distributions under Sections 7.2(a) and 7.2(b)(i), no distribution of Distributable Cash shall be made if such distribution would reduce a Member's Capital Account below zero.

         7.3 Limitation Upon Distributions. The Company may not make a distribution to its Members to the extent that such distribution is prohibited pursuant to the Act or other applicable law.

         7.4 Defaults. If a Member is in default with respect to a provision of this Agreement, such Member's right to receive distributions shall be suspended. The Company shall promptly give the defaulting Member notice of the default. Upon such Member's cure of the default, such Member's rights to receive distributions shall be restored and such Member shall receive all suspended distributions.

         7.5 Accounting Principles. The profits and losses of the Company shall be determined in accordance with accounting principles applied on a consistent basis under generally accepted accounting principles.

         7.6 Records. The Company shall maintain records and accounts of all operations and expenditures of the Company. At a minimum, the Company shall keep at its principal place of business the following records:

                 (a)      A current list that states:

                          (i)     the name and mailing address of each Member;
                                  and

                          (ii)    the Membership Interest owned by each Member;

                 (b) Copies of the federal, state and local information or income or franchise tax returns for each of the Company's six most recent tax years;

                 (c) A copy of the Certificate of Formation, the Original Agreement, the Amended and Restated Agreement, this Agreement, all amendments or restatements, executed copies of any powers of attorney, and copies of any document that creates, in the manner provided by the Certificate of Formation or this Agreement, classes or groups of Members;

                 (d) Correct and complete books and records of account of the Company;

                 (e) Records of all proceedings and actions taken by the Representative Committee or Members; and

                 (f) Any other books, records or documents required by the Act or other applicable law.

         7.7 Competitively Sensitive Information. The Members acknowledge that the Company, its Members and the Partnership will possess certain non-Public, Competitively Sensitive Information which the parties reasonably believe in good faith is not in the best interest of the Company, its Members or the Partnership to disclose to or among Members or could damage the Company, its Members or the Partnership or their respective businesses if such information is not kept confidential. The Members hereby agree to the following, which the Members agree are (x) reasonable standards under the Act for disclosure of non-Public, Competitively Sensitive Information and (y) will materially benefit the Company and the Members:

                 (a) Non-Disclosure of Competitively Sensitive Information. The Company, the Partnership and the Mid-Am Parties shall not, directly or indirectly, discuss with or provide, disclose, or otherwise make available to each other any non-Public, Competitively Sensitive Information relating to Pasteurized Packaged Milk, and the Mid-Am Parties shall have no right to inspect or copy non-Public, Competitively Sensitive Information from the books, records, reports, and accounts of the Company or the Partnership relating to any of the foregoing.

                 (b) The Mid-Am Parties Right to Information. Notwithstanding anything contained in Section 7.7(a) above, upon reasonable notice, the Mid-Am Parties shall be entitled to request, obtain, and retain copies of:

                          (i) on a quarterly basis, a true and full explanation from the officers of the Company regarding material changes to the general state of business and financial condition of the Company and the Partnership; so long as such explanation does not include non-Public, Competitively Sensitive Information related to Pasteurized Packaged Milk;

                          (ii) promptly after they become available, copies of the Company's and the Partnership's federal, state, and local income tax returns or information statements for each year;

                          (iii) a list showing the names, addresses, and percentage ownership interests of each owner of the Company and of the Partnership;

                          (iv) monthly financial statements (prepared based on generally accepted accounting principles), including a balance sheet, a statement of profits and losses, a statement of cash flow and any other information regarding the general status or condition of the Mid-Am Parties' Membership Interest in the Company and their interests in the Partnership;

                          (v) financial statements and other information as required by the Mid-Am Parties' creditors (other than any entity affiliated through ownership with any Mid-Am Party) for the sole purpose of permitting such creditors to monitor the Mid-Am Parties' overall financial condition and/or to enforce any rights they may have with regards to their credit arrangements with the Mid-Am Parties; and

                          (vi) minutes of those portions of meetings of the Representative Committee at which the Mid-Am Parties were, or would be permitted to be, in attendance.

                 (c) Audit Rights. Unless the Representative Committee shall determine to the contrary, a nationally recognized accounting firm, which may be the accounting firm that prepares audited financial statements for a Member, shall prepare audited financial statements for the Partnership. In the event the Representative Committee does not require audited financial statements for the Partnership, upon prior written notice to the Company, for so long as the Mid-Am Parties own a Membership Interest in the Company and an interest in the Partnership and in the Mid-Am Parties' sole discretion, the Mid-Am Parties may have conducted by an accounting firm acting on the Mid-Am Parties' behalf, at the Partnership's expense, one audit of the financial accounts and records of the Partnership per calendar year; provided, however, that the Mid-Am Parties may, for so long as the Mid-Am Parties own a Membership Interest in the Company and an interest in the Partnership and in the Mid-Am Parties' sole discretion, cause additional audits to be so conducted in any given calendar year at its own expense; and further provided, however, that any such accounting firm performing such audit shall not provide to the Mid-Am Parties, and the Mid-Am Parties shall not seek, any Competitively Sensitive Information with respect to the business and operations of the Company, the Partnership or the industry in which the Partnership operates that is discovered or otherwise derived in the course of conducting the audit of the financial accounts and records of the Partnership.

         7.8 Returns and Other Elections. Subject to its review and approval thereof, the Representative Committee shall cause the preparation and timely filing of all tax returns required to be filed by the Company or the Partnership pursuant to the Code, and all other tax returns deemed necessary and required in each jurisdiction in which the Company or the Partnership does business. Copies of such Company tax returns, or pertinent information therefrom, shall be furnished to the Members within seventy-five (75) days after the end of each Fiscal Year of the Company. All elections permitted to be made by the Company, the Partnership or by the Company on behalf of the Partnership, pursuant to federal or state laws, shall be made with the unanimous consent of the Representatives.

         7.9 Tax Matters Partner. Mid-Am shall be the "tax matters partner" of the Company pursuant to Section 6231(a)(7) of the Code. The "tax matters partner" shall take such action as may be necessary to cause each other Member to become a "notice partner" within the meaning of Section 6231(a)(8) of the Code. The "tax matters partner" shall inform each other Member of all significant matters that may come to its attention in its capacity as "tax matters partner" by giving notice thereof on or before the fifth (5th) business day after becoming aware thereof and, within that time, shall forward to each other Member copies of all significant written communications it may receive in that capacity. The "tax matters partner" may not take any action contemplated by Sections 6222 through 6232 of the Code without the unanimous consent of the Representative Committee, but this sentence does not authorize the "tax matters partner" to take any action left to the determination of an individual Member under Section 6222 through 6232 of the Code or any similar state or local provision.

         7.10 Tax Classification. The Members hereby intend that the Company be taxed and classified as a partnership for federal and state income tax purposes. Members and the Representative Committee shall take all steps, and do all acts and things, including the filing of elections or tax returns with a federal, local, municipal, state or other governmental body as are or may be reasonably necessary or appropriate to ensure the Company is taxed and classified as a partnership for federal and state income tax purposes. Unless otherwise provided in this Agreement, no Representative, officer or Member shall take any action to change the classification of the Company as a partnership for federal and/or state income tax purposes without the unanimous written consent of all Members.

                                  ARTICLE VIII
                                TRANSFERABILITY

         8.1     Restrictions on Transfer of Membership Interest.

                 (a) Except as otherwise provided in this Article VIII, no Member shall have the right to sell, pledge, transfer or assign all or any portion of its Membership Interest without the unanimous consent of all of the Members.

                 (b) Notwithstanding anything to the contrary contained herein, unless all of the Members shall consent, no Member shall sell, pledge, transfer or assign any portion of its Membership Interest if such sale, pledge, transfer or assignment:

                          (i) when added to the total of all other sales, transfers or assignments of Membership Interests within the preceding twelve (12) months, would result in the Company being considered to have terminated within the meaning of Code
                 Section 708;

                          (ii) would otherwise cause the Company to lose its status as a partnership for federal income tax purposes; or

                          (iii) would violate any federal securities laws or any applicable state securities laws (including suitability standards).

                 (c) Notwithstanding any provision in this Agreement to the contrary, neither the Mid-Am Parties shall purchase or accept a transfer of, nor shall the Company repurchase or redeem, all or any part of the voting Membership Interests, if such purchase or transfer would cause the Mid-Am Parties to own a percentage of voting Membership Interests that is more than 50% of the total voting Membership Interests in existence at the time of proposed transfer or purchase.

         8.2 Death, Dissolution or Incapacity of Member. Subject to Sections 8.5 and 8.6 hereto, if a Member dies, dissolves or becomes bankrupt or legally incapacitated, the liquidator, personal representative, trustee or receiver of his estate shall have all the rights of a Member for the purpose of settling or managing his estate and such power as the Member possessed to assign all or any part of his interest and to join with such assignee in satisfying conditions precedent to such assignee becoming a substituted Member.

         8.3     Assignees.

                 (a) The Company shall not recognize for any purpose any purported sale, pledge, transfer or assignment of all or any fraction of the interest of a Member unless all costs of such assignment have been paid by the assigning Member and there is filed with the Company a written and dated notification of such sale, pledge, transfer or assignment, in satisfactory form, executed and acknowledged by both the seller, pledgor, transferor or assignor and the purchaser, pledgee, transferee or assignee and such notification (i) contains the agreement by the purchaser, pledgee, transferee or assignee to be bound by all the terms and provisions of this Agreement and (ii) represents that such sale, pledge, transfer or assignment was made in accordance with all applicable securities laws and regulations (including suitability standards) and Section 8.1(b) hereof. Any sale, pledge, transfer or assignment shall be recognized by the Company as effective on the date of receipt of such notification by the Company.

                 (b) Any Member who assigns all its interest in the Company pursuant to the terms of this Article VIII shall cease to be a Member.

                 (c) A Person who is the assignee of all or any fraction of the interest of a Member, but does not become a substituted Member pursuant to Section 8.4 hereof, and desires to make a further assignment of such interest, shall be subject to all the provisions of this Article to the same extent and in the same manner as any Member desiring to make an assignment of its interest.

         8.4     Substituted and Additional Members.

                 (a) No Member shall have the right to substitute in its place a purchaser, pledgee, assignee, transferee, donee, heir, legatee or other recipient of all or any portion of the Membership Interest of such Member unless such Person is admitted to the Company as a substituted Member pursuant to this Section 8.4(a). Furthermore, any such purchaser, pledgee, assignee, transferee, donee, legatee, distributee or other recipient of any interest shall have no right to participate in the management of the business and affairs of the Company unless such Person is admitted to the Company as a substituted Member pursuant to this Section 8.4(a). Any such purchaser, pledgee, assignee, transferee, donee, legatee, distributee or other recipient of any interest who is not now a Member shall become a substituted Member only if (i) all of the Members, other than the transferring Member, unanimously consent in writing to the admission of such Person as a Member, (ii) such Person agrees: (1) to become a Member, (2) to execute and acknowledge such documents and instruments of conveyance in form and substance as may be necessary in the opinion of counsel to the Company to effect such transfer and to confirm the agreement of the transferee, (3) to be bound by all of the terms and conditions of this Agreement, as it may be amended from time to time, and (4) to pay all reasonable expenses connected with such Person's admission, including reasonable attorneys' fees required for the preparation of such instruments to effect such admission to the Company, and (iii) the provisions of this Article are satisfied. Any transfer or purported transfer of any Member's interest shall be null and void unless made strictly in compliance with the provisions of this Article. The transferee of any Membership Interest shall be subject to all terms, conditions, restrictions and obligations of this Agreement.

                 (b) Any Person may, subject to the terms and conditions of this Agreement, become an additional Member in the Company by the sale of new Membership Interests for such consideration as is determined by unanimous written consent of all of the Members.

                 (c) No Person shall become a substituted or additional Member until such Person has satisfied the requirements of this
         Article VIII; provided, however, that for the purpose of allocating profits, losses and distributions, a Person shall be treated as having become, and as appearing in the records of the Company as a Member, as the case may be, on such date as the sale, assignment or transfer to such Person was recognized by the Company pursuant to Section 8.3.

         8.5     Transfer Upon Exercise of Put Right in Southern Foods Group,
L.P.

                 (a) Put Right. If Schenkel or his Family Controlled Entity should elect to dispose of his or its Common Partner Interest (as defined in the Partnership Agreement) in Southern Foods Group, L.P. pursuant to the put option granted in such Partnership Agreement, then Schenkel or his Family Controlled Entity who or which elects to dispose of the Common Partner Interest will be obligated to provide notice to the Company and Mid-Am (a "Put Notice"), requiring the Company or Mid-Am (subject to the provisions of Section 8.1(c)), to purchase at the Put Price (as defined in subparagraph (d) below), all of his Membership Interest in the Company (the "Put Interest").

                 (b) Put Option. The Company or Mid-Am shall have until the 30th day following receipt of the Put Notice within which to notify Schenkel or a Family Controlled Entity of the election of the Company to purchase the Put Interest at the Put Price. In the event that the Company does not elect to purchase the Put Interest, then Mid-Am must purchase the Put Interest at the Put Price. Notwithstanding anything in this Section 8.5 to the contrary, if at any time after the date hereof, Schenkel should die, the personal representative of the estate of Schenkel, or if no personal representative is appointed or no administration is necessary, then the heirs at law of Schenkel (the "Successor in Interest") or the Family Controlled Entity that owns the Membership Interest of Schenkel shall provide a Put Notice to the Company and Mid-Am within sixty (60) days of Schenkel's death. The Company shall have until the 30th day following the date such Put Notice is received within which to notify the Successor in Interest or the Family Controlled Entity, as applicable, of the election of the Company to purchase the Put Interest of Schenkel at the Put Price. In the event that the Company does not elect to purchase the Put Interest, then Mid-Am must purchase the Put Interest at the Put Price. The provisions of the three immediately-preceding sentences of this Section 8.5 shall apply only in the event of the death of Schenkel.

                 (c) Put Closing. The closing of the purchase of the Put Interest (the "Put Closing") shall take place at the offices of the Company on a date not more than sixty (60) days after the date on which the Put Notice is received by the Company and Mid-Am, or at such other time and place as Schenkel, the Successor in Interest, the Family Controlled Entity, the Company or Mid-Am, as applicable, may agree upon (the "Put Closing Date").

                 (d) Put Price. The price (the "Put Price") that Schenkel, the Family Controlled Entity or the Successor In Interest shall receive for the Put Interest shall be the Put Price Adjusted Capital Account of Schenkel determined as set forth herein. Solely for purposes of determining the Put Price, the "Put Price Adjusted Capital Account" of Schenkel is

         Schenkel's Capital Account as of the date of exercise of the Put Right after all income and expense items have been closed to Company Capital Accounts as though the Company had sold on such date its one percent (1%) interest in the Partnership for the amount determined under
         Section 8.11(c) of the Partnership Agreement, to be the "Put Price" applicable to a purchase and sale of such one percent (1%) interest in the Company.

                 (e) Method of Payment. The Put Price shall be payable in cash unless the parties, with the requisite consent of any secured lenders to the Company, agree otherwise.

         8.6     Transfer Upon Exercise of Call Option in Southern Foods Group,
L.P.

                 (a)      Exercise of Call Option.   If the Partnership or
         Mid-Am exercises the Call Option granted in the Partnership Agreement, which exercise shall be subject to the restrictions contained in
         Section 8.1(c), the Company or Mid-Am shall be obligated to provide notice (the "Call Notice") to Schenkel, if Schenkel or his Family Controlled Entity must sell all or a portion of its interest in Southern Foods Group, L.P. to the Partnership or Mid-Am pursuant to the call option granted in such Partnership Agreement, to purchase an equivalent percentage of Membership Interest ("Call Amount") from Schenkel that is equal to the percentage of total Common Partner Interest (as defined in the Partnership Agreement) that the Partnership or Mid-Am purchased from Schenkel or his Family Controlled Entity pursuant to the call option granted in such Partnership Agreement.

                 (b) Call Option in Event of Death or Disability of Schenkel. In the event of the death or Disability of Schenkel and should Schenkel, the Successor in Interest or the Family Controlled Entity fail to provide the Put Notice to the Company and Mid-Am as described in Sections 8.5(a) and (b), then the Company or Mid-Am shall have the right to call the Put Interest by notice (the "Call Notice Upon Death or Disability") to Schenkel, the Successor in Interest or the Family Controlled Entity within ninety (90) days of Schenkel's death or Disability (the "Call Option Upon Death or Disability").

                 (c) Call Closing. The closing pursuant to this Section 8.6, whether pursuant to a Call Notice or a Call Notice Upon Death or Disability, shall take place (i) at the offices of the Company on a date (the "Call Closing Date") not more than sixty (60) days after the date on which Schenkel or the Family Controlled Entity received the Call Notice or not more than thirty (30) days after the date on which Schenkel, the Successor in Interest or the Family Controlled Entity received the Call Notice Upon Death or Disability, or (ii) at such other time and place as Schenkel, the Successor in Interest, the Family Controlled Entity, the Company, or Mid- Am, as applicable, may agree upon. On the Call Closing Date, Schenkel, the Successor in Interest and/or the Family Controlled Entity will deliver to the Company or Mid-Am, as applicable, documentation evidencing his or its interest to be purchased by the Company or Mid-Am, as applicable.

                 (d) Call Price. The price (the "Call Price") that Schenkel shall receive for the Call Amount shall be determined in the same manner for determining the Put Price as provided for in Section 8.5(d).

                 (e) Method of Payment. The Call Price payable pursuant to this Section 8.6 shall be payable in cash on the Call Closing Date unless the parties agree otherwise.


                                   ARTICLE IX
                          DISSOLUTION AND TERMINATION

         9.1     Dissolution.

                 (a) The Company shall be dissolved upon the first of the following to occur:

                          (i) The period fixed for the duration of the Company shall expire;

                          (ii) The unanimous written agreement of all of the Members to dissolve the Company;

                          (iii) At any time there are no members of the Company unless, within ninety (90) days of the occurrence of the event that terminated the continued membership of the last remaining member of the Company (the "Termination Event"), the personal representative of the last remaining member agrees in writing to continue the Company and to the admission to the Company of such personal representative or its nominee or designee as a member, effective as of the occurrence of the Termination Event. Such successor or its nominee or designee shall be admitted upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement; or

                          (iv)    The entry of a decree of judicial
                 dissolution under Section 18-802 of the Act.

                 (b) The Mid-Am Parties will not seek to initiate dissolution, winding up or liquidation of the Company (including by resignation or withdrawal), except where Schenkel has been:

                          (i) declared bankrupt, insolvent, or placed in receivership;

                          (ii)    indicted for or convicted of a felony;

                          (iii) held by a court or arbitrator to have committed fraud against the Mid-Am Parties, the Partnership or the Company; or

                          (iv)    declared incompetent by a court;

                 provided, however, the Mid-Am Parties may initiate dissolution, winding up or liquidation of the Company pursuant to Section 9.1(a)(iv) if they have persuaded an Independent Decisionmaker, acting independently and using his or her own business judgment, that dissolution, winding up or liquidation is necessary to minimize the long-term losses to the Members. Other than as set forth in the preceding sentence, the Mid-Am Parties hereby expressly waive to the fullest extent permitted by the Act, any right which they may otherwise have to obtain an entry of a decree of judicial dissolution under Section 18-802 of the Act with respect to the Company.

                 (c) Upon dissolution of the Company, the business and affairs of the Company shall be wound up, and the assets of the Company shall be liquidated under this Article IX.

                 (d) Dissolution of the Company shall be effective as of the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until there has been a winding up of the Company's business and affairs, and the assets of the Company have been distributed as provided in Section 9.2.

                 (e) Upon dissolution of the Company, the Members may cause any part or all of the assets of the Company to be sold in such manner as the Members shall upon unanimous written agreement determine in an effort to obtain the best prices for such assets; provided, however, that the Members may distribute assets of the Company in kind to the Members to the extent practicable as provided in Section 9.3.

         9.2 Winding Up and Liquidation. Upon dissolution of the Company, it shall be wound up and liquidated as quickly as circumstances will allow. The assets of the Company shall be applied to Company liabilities in the following order:

                 (a) To pay or provide for all amounts owing by the Company to creditors other than Members in the order of priority as provided by law, and for expenses of winding up.

                 (b) To pay or provide for all amounts owing by the Company to Members other than for capital and profits.

                 (c) To pay or provide for all amounts owing by the Company to the Members for capital and for profits, as follows:

                          (i) The Members' Capital Accounts shall be adjusted as if the assets of the Company were sold for fair market value and the gain or loss therefrom allocated to the Members according to Article VII and the Appendix hereto. Fair market value shall be determined by unanimous agreement among the Members, or failing unanimous agreement, determined as follows: Mid-Am and Schenkel shall each name an appraiser of independent standing. The two (2) appraisers shall establish the fair market value of the assets by mutual agreement but, if they do not reach such agreement within thirty (30) days after the appointment of the later of them, the two (2) appraisers shall select a third appraiser and the average of the two (2) closest appraisals shall be the final determination of the fair market value of the assets.

                          (ii) Each Member shall be paid an amount equal to the amount of each Member's Capital Account. Distributions may be made in cash or in kind.

                          (iii) Any remaining assets shall be distributed to the Members in cash or in kind pro rata according to their respective Membership Interests.

         9.3 Distributions in Kind. If any assets of the Company are distributed in kind, subject to the priorities set forth in Section 9.2, such assets shall be distributed to the Members entitled thereto as tenants-in-common in the same proportions as the Members would have been entitled to cash distributions if such property had been sold for cash and the net proceeds thereof distributed to the Members. In the event that distributions in kind are made to the Members upon dissolution and liquidation of the Company, the Capital Account balances of such Members shall be adjusted to reflect the Members' allocable share of gain or loss which would have resulted if the distributed property had been sold at its fair market value.

         9.4     Certificate of Cancellation.      When all liabilities and
obligations of the Company have been paid or discharged, or adequate provision has been made therefor, and all of the remaining property and assets of the Company have been distributed to the Members according to their respective rights and interests, the Certificate of Cancellation shall be executed on behalf of the Company by the Members or an authorized Member and shall be filed with the Secretary of State of Delaware, and the Members shall execute, acknowledge and file any and all other instruments necessary or appropriate to reflect the dissolution and termination of the Company.


                                   ARTICLE X
                                  ARBITRATION

         The Members agree to submit all controversies, claims and matters of difference to arbitration in Dallas, Texas, according to the rules and practices of the American Arbitration Association from time to time in force. This submission and agreement to arbitrate shall be specifically enforceable. Arbitration may proceed in the absence of one party if notice of the proceeding has been given to such party. The parties agree to abide by all awards rendered in such proceedings. Such awards shall be final and binding on all parties to the extent and in the manner provided by the state rules of civil procedure. All awards may be filed with the clerk of one (1) or more courts, state or federal, having jurisdiction over the party against whom such award is rendered or such party's property, as a basis of judgment and of the issuance of execution for its collection. No party shall be considered in default hereunder during the pendency of arbitration proceedings relating to such default.


                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

         11.1    Notices.   Except as otherwise specifically provided in this
Agreement, all notices or communications required or permitted hereunder shall be in writing and shall be deemed to be delivered when (a) hand-delivered, (b) when deposited in the United States mail, postage prepaid, certified U.S. mail, return receipt requested, and addressed, in each such case, to the address set forth in this Section 11.1 for such Member and Company, and as set forth in the records of the Company as to Representatives and officers, or the addresses as changed pursuant to the requirements of this Section, or (c) if telexed or telecopied, to the telex or telecopier number listed below for such Member or the telecopier number listed in the records of the Company for such Representative or officer or to such other number as such Member, Representative or officer may have subsequently provided in writing to the Company pursuant to this Section.

                 (a)      If to Mid-America Dairymen, Inc.:

                          3253 East Chestnut Expressway
                          Springfield, Missouri 65804
                          Attention:  Gerald L. Bos
                          Telecopy: (417) 865-1093

                 (b)      If to Pete Schenkel:

                          3114 South Haskell
                          Dallas, Texas  75223
                          Telecopy: (214) 821-1689

                 (c) If to the Company, to the registered agent and the registered office specified in this Agreement with a copy to the other parties hereto.

         Any party may change the address or telecopy number for notices to be sent to it by written notice delivered pursuant to the terms of this
         Section 11.1.

         11.2 Waiver of Notice. Whenever, by statute, the Certificate of Formation or this Agreement, notice is required to be given to the Company, a Representative, an officer or a Member, a waiver thereof in writing signed by the Person or Persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance of a Representative at a Representative Committee meeting shall constitute a waiver of notice of such meeting, except where a Representative attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         11.3 Application of Delaware Law. This Agreement, and the application or interpretation hereof, shall be governed exclusively by the laws of the State of Delaware, without regard to conflicts of law principles, and specifically the Act.

         11.4 No Action for Partition. No Member shall have any right to maintain any action for partition with respect to the property of the Company.

         11.5 Headings and Sections. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof. Unless the context requires otherwise, all references in this Agreement to Sections or Articles shall be deemed to mean and refer to Sections or Articles of this Agreement.

         11.6 Amendment of Certificate of Formation and Agreement; Provisions Requiring Prior Notice to Amend.

                 (a) Except as otherwise expressly set forth in this Agreement, the Certificate of Formation of the Company and this Agreement may be amended, supplemented or restated only upon the unanimous written consent of all of the Members. Upon obtaining the approval of any amendment to the Certificate of Formation, the Members shall cause such Certificate to be amended in accordance with the Act.

                 (b) The Provisions Requiring Prior Notice to Amend shall not be modified without 60 days prior written notice to the DOJ, unless the DOJ shall consent to a shorter period. The Provisions Requiring Prior Notice to Amend shall terminate if the Mid-Am Parties shall cease to have any financial interest in the Partnership or the Company.

         11.7 Numbers and Gender. Where the context so indicates, the masculine shall include feminine and neuter, and the neuter shall include the masculine and feminine, the singular shall include the plural.

         11.8 Binding Effect. Except as herein otherwise provided to the contrary, this Agreement shall be binding upon and inure to the benefit of the Members, their distributees, heirs, legal representatives, executors, administrators, successors and permitted assigns except the Provisions Requiring Notice to Amend shall not apply to any successor or permitted assigns of the Mid-Am Parties so long as the successor or permitted assignee is not a Mid-Am Party or an Affiliate of a Mid-Am Party.

         11.9 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and shall be binding upon the Member who executed the same, but all of such counterparts shall constitute the same Agreement.

         11.10 Basis-Adjustment Election. The Representative Committee may elect pursuant to Section 754 of the Code to adjust the basis of the Company's assets for all transfers of Company interests or distributions of property to Members if such election would benefit any Member or the Company.

         11.11 Execution of Agreement Constitutes Consent and Waiver. In accordance with the provisions of Article VIII of this Agreement, Mid-Am hereby consents to the sale of the Membership Interests of Meyer to Schenkel, waives any rights it may have to acquire such Membership Interest under the terms of this Agreement, and agrees that effective as of the effective time of the Ownership Change, Schenkel shall become a substituted Member of the Company with respect to the

Membership Interests owned by Meyer. Execution of this Agreement by Schenkel constitutes the agreement by Schenkel to be bound by all the terms and provisions of this Agreement with respect to the Membership Interests previously owned by Meyer and acquired by Schenkel and Schenkel represents that such sale was made in accordance with all applicable securities laws and regulations (including suitability standards) and with Section 8.1(b) of this Agreement. Schenkel also agrees to pay all reasonable expenses connected with his admission as a substitute Member with respect to the Membership Interest of Meyer.

         11.12 Joinder of Meyer for Limited Purposes. Subject to the rights granted to Meyer under Section 7.2 of this Agreement to receive certain distributions, Meyer joins in the execution of this Agreement for the limited purpose of acknowledging that, effective as of the effective time the Ownership Change, which shall be the same time as the Ownership Change with respect to the Partnership, Meyer ceases to be a Member of the Company.



         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.
                            SIGNATURE PAGE FOLLOWS.]

         IN WITNESS WHEREOF, the undersigned, being all the Members of the Company, do hereby agree to be bound by and to perform all of the terms and provisions set forth in this Agreement effective as of the Effective Time.


                                        MID-AMERICA DAIRYMEN, INC.



                                        By: /s/ GERALD L. BOS
                                           -------------------------------------
                                        Its: Vice President
                                            ------------------------------------


                                        /s/ PETE SCHENKEL
                                        ----------------------------------------
                                        PETE SCHENKEL


JOINING FOR THE LIMITED PURPOSE
SPECIFIED IN SECTION 11.12 OF THIS
AGREEMENT


/s/ ALLEN A. MEYER
---------------------------------
ALLEN A. MEYER

                                   SCHEDULE 1

                              MEMBERSHIP INTEREST


            NAME                                     MEMBERSHIP INTEREST
----------------------------                         -------------------
Mid-America Dairymen, Inc.                                    50%
Pete Schenkel                                                 50%





                              SCHEDULE 1 - Page 1

                                    APPENDIX

                          SECOND AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                   SFG MANAGEMENT LIMITED LIABILITY COMPANY



A.1      Introduction.

         This Appendix sets forth principles under which items of income, gain, loss, deduction and credit shall be allocated among the Members. This Appendix also provides for the determination and maintenance of Capital Accounts, generally in accordance with Treasury Regulations promulgated under Section 704(b) of the Code, for purposes of determining such allocations.

A.2      Definitions.

         For purposes of this Appendix, the following terms have the meanings set forth below. If a capitalized term is used herein but not defined in this Section A.2, it shall have the meaning ascribed thereto in the Agreement, unless the context otherwise indicates.

         "Adjusted Capital Account Balance" means, with respect to any Member, the balance in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                   (a) Credit to such Capital Account any amounts which such Member is obligated to restore pursuant to any provision of the Agreement (including this Appendix) or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

                   (b) Debit to such Capital Account the items described in Treasury Regulations Sections 1.704- 1(b)(2)(ii)(d)(4),
         1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account Balance is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.





                              APPENDIX - Page 1

         "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                   (a) Credit to such Capital Account any amounts which such Member is obligated to restore pursuant to any provision of the Agreement (including this Appendix) or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

                   (b) Debit to such Capital Account the items described in Treasury Regulations Sections 1.704- 1(b)(2)(ii)(d)(4),
         1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         "Capital Account" shall have the meaning set forth in Section A.3 hereof.

         "Company Minimum Gain" has the meaning set forth for "partnership minimum gain" in Treasury Regulations Section 1.704-2(b)(2) and shall be determined in accordance with Treasury Regulations Section 1.704-2(d).

         "Depreciation" means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Representative Committee.

         "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                   (a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Representative Committee;

                   (b) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Representative Committee, as of the following times:
         (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of property as





                               APPENDIX - Page 2
         consideration for an interest in the Company; and (iii) the liquidation of the Company within the meaning of Treasury Regulations
         Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (i) and (ii) above shall be made only if the Representative Committee reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

                   (c) The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the distributee and the Representative Committee; and

                   (d) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(v)(m), subparagraph (f) of the A.2 definition of Net Profits and Net Loss and Section A.4.2(f) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this definition to the extent the Representative Committee determines that an adjustment pursuant to subparagraph (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this definition.

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraphs (a), (b) or (d) of this definition, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Profits and Net Loss.

         "Member Nonrecourse Debt" has the meaning set forth for "partner nonrecourse debt" in Treasury Regulations Section 1.704-2(b)(4).

         "Member Nonrecourse Debt Minimum Gain" has the meaning set forth for "partner nonrecourse debt minimum gain" in Treasury Regulations Section 1.704-2(i)(2) and shall be determined in accordance with Treasury Regulations
Section 1.704-2(i)(3).

         "Member Nonrecourse Deductions" has the meaning set forth for "partner nonrecourse deductions" in Treasury Regulations Section 1.704-2(i)(1) and shall be determined in accordance with Treasury Regulations Section 1.704-2(i)(2).

         "Net Profits" and "Net Loss" means, for each Fiscal Year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                 (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Loss shall be added to such taxable income or loss;





                               APPENDIX - Page 3

                 (b)      Any expenditures of the Company described in Code
         Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(b), and not otherwise taken into account in computing Net Profits or Net Loss, shall be subtracted from such taxable income or loss;

                 (c) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (b) or (c) of the Section
         A.2 definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from disposition of the asset for purposes of computing Net Profits and Net Loss;

                 (d) Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of (unreduced by any liabilities attributable thereto), notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                 (e) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the Section A.2 definition of Depreciation;

                 (f) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

                 (g) Notwithstanding any other provisions of this definition, any items which are specially allocated pursuant to Sections A.4.2, A.4.3 and A.4.4 hereof shall not be taken into account in computing Net Profits or Net Loss.

The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections A.4.2 and A.4.3 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (a) through (d) of this definition.

         "Nonrecourse Deductions" has the meaning set forth in Treasury Regulations Section 1.704-2(b)(1) and shall be determined according to the provisions of Treasury Regulations Section 1.704-2(c).

         "Nonrecourse Liability" has the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).





                               APPENDIX - Page 4

         A.3     Capital Accounts.

         A.3.1 The Company shall determine and maintain Capital Accounts. "Capital Account" shall mean an account of each Member determined and maintained throughout the full term of the Company in accordance with the capital accounting rules of Treasury Regulations Section 1.704-1(b)(2)(iv). Without limiting the generality of the foregoing, the following rules shall apply:

                 (a) The Capital Account of each Member shall be credited with (i) an amount equal to such Member's Capital Contributions and the fair market value of property contributed (if permitted hereunder) to the Company by such Member (net of liabilities that the Company is considered to assume or to which it is considered to take subject to Code Section 752), (ii) such Member's share of the Company's Net Profits together with items of income or gain specially allocated to such Member pursuant to Sections A.4.2, A.4.3 and A.4.4, and (iii) the amount of any Company liabilities assumed by such Member or which are secured by property distributed to such Member.

                 (b) The Capital Account of each Member shall be debited by (i) the amount of cash and the fair market value of property distributed to such Member (net of liabilities assumed by such Member and liabilities to which such distributed property is subject), (ii) such Member's share of the Company's Net Loss together with items of loss or deduction specially allocated to such Member pursuant to Sections A.4.2, A.4.3 and A.4.4, and (iii) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

                 (c) Upon the transfer by a Member of all or part of an interest in the Company in accordance with the terms of the Agreement, the Capital Account of the transferor that is attributable to the transferred interest shall carry over to the transferee and the Capital Accounts of the Members shall be adjusted to the extent provided in Treasury Regulations Section 1.704-1(b)(2)(iv)(m).

                 (d) In determining the amount of any liability for purposes of Sections A.3.1(a) and A.3.1(b), Code Section 752(c) and any other applicable provisions of the Code and the Treasury Regulations will be taken into account.

                 (e) In the event that the Company distributes property (other than money) to the Members, the Capital Account balances of the Members shall be adjusted, in accordance with Treasury Regulations
         Section 1.704-1(b)(2)(iv)(e), to reflect the manner in which any unrealized income, gain, loss and deduction inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Members if such property were sold at its fair market value (which value in no event shall be less than the amount of any nonrecourse indebtedness to which such property is subject).

                 (f)      Except as otherwise required by Treasury Regulations
         Section 1.704-1(b)(2)(iv), adjustment to such Capital Accounts in respect of Company income, gain, loss, deduction, and Code Section 705(a)(2)(B) expenditures (or items thereof) shall be made with





                               APPENDIX - Page 5
         reference to the federal income tax treatment of such items (and, in the case of book items, with reference to the federal income tax treatment of the corresponding tax items) at the Company level, without regard to any requisite or elective tax treatment of such items at the Member level.

                 (g) In the event the Representative Committee shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributions or distributed property or which are assumed by the Company or Members), are computed in order to comply with such Treasury Regulations, the Representative Committee may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Member pursuant to Article VII of the Agreement upon the dissolution of the Company. The Representative Committee also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g), and (ii) make any appropriate modifications in the event unanticipated events (for example, the acquisition by the Company of oil or gas properties) might otherwise cause this Agreement not to comply with Treasury Regulations Section 1.704-1(b).

A.4      Allocations of Net Profits and Net Loss.

         A.4.1   In General.

                 (a) Net Profits. After giving effect to the special allocations set forth in Sections A.4.2, A.4.3 and A.4.4 hereof, Net Profits for any Fiscal Year shall be allocated to the Members as follows:

                          (i) First, in the event that Net Losses have been allocated in prior Fiscal Years among the Members in amounts that were not in proportion to their respective Membership Interests, as set forth on Schedule 1 attached hereto, Net Profits shall be allocated among the Members insofar as possible to cause their respective Capital Accounts to be in proportion to their Membership Interests.

                          (ii) Next, to the extent that allocable Net Profits exceed the Net Profits previously allocated for the period under Section A.4.1(a)(i) hereof, Net Profits shall be allocated to the Members pro rata in accordance with their respective Membership Interests.

                 (b) Net Loss. After giving effect to the special allocations set forth in Sections A.4.2, A.4.3 and A.4.4 hereof, Net Loss for any Fiscal Year shall be allocated to the Members as follows:





                               APPENDIX - Page 6

                          (i) To the Members pro rata in accordance with their Membership Interests, subject to the limitation set forth in Section A.4.1(b)(ii) below.

                          (ii) No Member shall receive an allocation of Net Loss which would cause the Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Net Loss pursuant to Section A.4.1(b)(i) hereof, the limitation set forth in this Section A.4.1(b)(ii) shall be applied on a Member by Member basis so as to allocate the maximum permissible Net Loss to each Member under Treasury Regulations
                 Section 1.704-1(b)(2)(ii)(d). Net Loss not allocated to the Members pursuant to this subparagraph (ii) shall be allocated to the Members with positive Capital Accounts; provided, however, that in making subsequent allocations of Net Profits and Net Loss, the prior reallocation of Net Loss to the Members with positive capital accounts shall be taken into account so that, to the extent possible, the total allocation of Net Profits and Net Loss to Members shall be equal to the allocations that would have been made had the reallocation to the Members with positive capital accounts not occurred.

         A.4.2 Special Allocations. The following special allocations should be applied in the order in which they are listed. Such ordering is intended to comply with the ordering rules in Treasury Regulations Section 1.704-2(j) and shall be applied consistently therewith.

                 (a) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Treasury Regulations, notwithstanding anything to the contrary in this Section A.4, if there is a net decrease in Company Minimum Gain during any Fiscal Year, then there shall be allocated to each Member items of income and gain for that year (and, if necessary, subsequent Fiscal Years) equal to that Member's share of the net decrease in Company Minimum Gain (within the meaning of Treasury Regulations Section 1.704-2(g)(2)). The foregoing is intended to be a "minimum gain chargeback" provision as described in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

                 (b) Member Nonrecourse Debt Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Treasury Regulations, notwithstanding anything to the contrary in this Section A.4, if during a Fiscal Year there is a net decrease in Member Nonrecourse Debt Minimum Gain, then, in addition to the amounts, if any, allocated pursuant to Subparagraph 4.2(a), any Member with a share of that Member Nonrecourse Debt Minimum Gain (determined in accordance with Treasury Regulations Section 1.704-2(i)(5)) as of the beginning of the Fiscal Year shall be allocated items of Company income and gain for that year (and, if necessary, for subsequent Fiscal Years) equal to that Member's share of the net decrease in the Member Nonrecourse Debt Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). The foregoing is intended to be the "chargeback of partner nonrecourse debt minimum gain" required by Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted and applied in all respects in accordance with that Regulation.





                               APPENDIX - Page 7

                 (c) Qualified Income Offset. If any Member unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible. An allocation pursuant to the foregoing sentence shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in Section A.4 have been tentatively made as if this Section A.4.2(c) were not in this Appendix. This allocation is intended to constitute a "qualified income offset" within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(3) and shall be construed in accordance with the requirements thereof.

                 In the event a Member has a deficit Capital Account at the end of any Company Fiscal Year which is in excess of the sum of (i) the amount (if any) such Member is obligated to restore pursuant to any provision of the Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this clause shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section A.4 have been made as if this Section A.4.2(c) were not in this Appendix.

                 (d) Nonrecourse Deductions. Nonrecourse Deductions for any Company Fiscal Year or other period shall be allocated among the Members in accordance with their Membership Interests.

                 (e) Member Nonrecourse Deductions. Member Nonrecourse Deductions for any Company Fiscal Year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(1).

                 (f) Basis Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required under Treasury Regulation
         Section 1.704- 1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

                 (g) Allocations Relating to Taxable Issuance of Membership Interests. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of an interest by the Company to a Member (the "Issuance Items") shall be allocated among the





                               APPENDIX - Page 8

         Members so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Appendix to each Member, shall be equal to the net amount that would have been allocated to each such Member if the Issuance Items had not been realized.

         A.4.3   Curative Allocations.  The allocations set forth in Section
A.4.2 hereof (except for Section A.4.2(g)) (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section A.4.3. Therefore, notwithstanding any other provisions of this Section A.4 (other than the Regulatory Allocations and taking into account Section A.4.1(c)), the Representative Committee shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections A.4.1, A.4.2(g) and A.4.4(a). In exercising its discretion under this Section A.4.3, the Representative Committee shall take into account future Regulatory Allocations under Sections A.4.2(a) and A.4.2(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections A.4.2(d) and A.4.2(e).

         A.4.4   Other Allocation Rules.

                 (a)      Subject to and after the application of Sections
         A.4.2 and A.4.3, in the event of a Terminating Capital Transaction, all items of income, deduction, gain and loss attributable to such capital transactions shall be allocated (after taking into account all allocations of Net Profits and Net Loss and distributions for all prior periods, but before taking into account distributions attributable to such capital transactions), so that the Members' resulting Capital Account balances are (as nearly as possible) equal to the amounts which would be distributable to the Members if distributions in liquidation of the Company were made in accordance with the Members' Membership Interests.

                 (b) For purposes of determining Net Profits, Net Loss or any other item allocable to any period, Net Profits, Net Loss and other items will be determined by the Representative Committee using any permissible method under Code Section 706 and the related Treasury Regulations.

                 (c) Unless otherwise required by the Agreement, all items of credit shall be allocated to the Members in the same manner as Net Profits.

                 (d) Solely for purposes of determining a Member's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Treasury Regulations Section 1.752-3(a)(3), the Members' interests in Company profits shall be deemed to be in proportion to their respective Membership Interests.





                               APPENDIX - Page 9

                 (e)      To the extent permitted by Treasury Regulations
         Section 1.704-2(h)(3), the Representative Committee may endeavor to treat distributions as having been made from the proceeds of a Nonrecourse Liability or a Member Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Balance for any Member.

                 (f) The Members are aware of the income tax consequences of the allocations made by this Article 4 and hereby agree to be bound by the provisions of this Article 4 in reporting their shares of Company income and loss for income tax purposes.

A.5      Tax Allocations.

         In accordance with Code Section 704(c) and the related Treasury Regulations, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Gross Asset Value. Any elections or other decisions relating to allocations pursuant to this Section A.5 shall be made by the Representative Committee in any manner that reasonably reflects the purpose and intention of this Appendix and the Agreement. Allocations pursuant to this Section A.5 are solely for purposes of U.S. federal, state, and local taxes and shall not affect any Member's Capital Account or share of Net Profits, Net Loss or other items or distributions pursuant to any provision of this Appendix and the Agreement.





                               APPENDIX - Page 10